UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2016

THERMON GROUP HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35159	27-2228185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Thermon Drive
San Marcos, Texas 78666
(Address of principal executive offices) (zip code)

(512) 396-5801
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Three proposals were submitted to a vote of the stockholders of Thermon Group Holdings, Inc. (the "Company") at the Company's annual meeting of stockholders held on July 27, 2016 (the "2016 Annual Meeting") in Houston, Texas. A total of 30,597,596 shares of the Company's common stock were present in person or by proxy at the 2016 Annual Meeting, representing approximately 94.9% of the Company's common stock outstanding. The final results for each of the three proposals are set forth below. Percentages are based on the number of shares cast.

(1)	The following individuals were elected to serve on the Company's Board of Directors until the next annual meeting of stockholders:

	DIRECTOR NOMINEE	FOR	% FOR	WITHHELD	BROKER NON-VOTES
	Marcus J. George	28,743,343	97.2%	816,053	1,038,200
	Richard E. Goodrich	28,845,923	97.6%	713,473	1,038,200
	Kevin J. McGinty	28,845,923	97.6%	713,473	1,038,200
	John T. Nesser, III	28,802,347	97.4%	757,049	1,038,200
	Michael W. Press	28,467,977	96.3%	1,091,419	1,038,200
	Stephen A. Snider	28,802,347	97.4%	757,049	1,038,200
	Charles A. Sorrentino	28,700,007	97.1%	859,389	1,038,200
	Bruce A. Thames	28,846,223	97.6%	713,173	1,038,200

(2)	The Company's stockholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2017:

	FOR	30,589,263	99.97%	FOR
	AGAINST	7,301	0.02%	AGAINST
	ABSTENTIONS	1,032	—%	ABSTAIN
	BROKER NON-VOTES	—

(3)	The Company's stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers as described in the proxy statement:

	FOR	29,263,870	99.0%	FOR
	AGAINST	277,408	0.9%	AGAINST
	ABSTENTIONS	18,118	0.1%	ABSTAIN
	BROKER NON-VOTES	1,038,200

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2016	THERMON GROUP HOLDINGS, INC.

	By:	/s/ Jay Peterson
	Name:	Jay Peterson
	Title:	Chief Financial Officer